Exhibit 99.2

LORETTA E. LYNCH

Attorney General

VANITA GUPTA

Principal Deputy Assistant Attorney General

Civil Rights Division

SAMEENA SHINA MAJEED, Acting Chief

DANIEL P. MOSTELLER, Acting Special Litigation Counsel for Fair Lending

MARTA CAMPOS, Trial Attorney

Housing and Civil Enforcement Section

Civil Rights Division

U.S. Department of Justice

950 Pennsylvania Avenue, N.W. - NWB

Washington, DC 20530

Telephone: (202) 514-4713; Facsimile: (202) 514-1116

E-mail: marta.campos@usdoj.gov

EILEEN M. DECKER

United States Attorney

DOROTHY A. SCHOUTEN

Assistant United States Attorney

Chief, Civil Division

ROBYN-MARIE LYON MONTELEONE (State Bar No. 130005)

Assistant United States Attorney

Assistant Division Chief, Civil Rights Unit Chief, Civil Division

300 North Los Angeles Street, Suite 7516

Los Angeles, California 90012

Telephone: (213) 894-2458; Facsimile: (213) 894-7819

E-mail: Robby.Monteleone@usdoj.gov

UNITED STATES DISTRICT COURT

FOR THE CENTRAL DISTRICT OF CALIFORNIA

UNITED STATES OF AMERICA, Plaintiff, v. TOYOTA MOTOR CREDIT CORPORATION, Defendant.	CIVIL ACTION NO. CONSENT ORDER

I. INTRODUCTION

This Consent Order is submitted jointly by the parties for the approval of and entry by the Court. The Consent Order resolves the claims of the United States, based on a joint investigation by the United States through the Civil Rights Division of the Department of Justice ("DOJ") and the Consumer Financial Protection Bureau ("Bureau"), that Toyota Motor Credit Corporation ("Toyota") allegedly engaged in a pattern or practice of conduct in violation of the Equal Credit Opportunity Act ("ECOA"), 15 U.S.C. §§ 1691-1691f, by permitting dealers to charge higher interest rates to consumer auto loan borrowers on the basis of race and national origin.

There has been no factual finding or adjudication with respect to any matter alleged by the United States. The parties have entered into this Consent Order to avoid the risks, expense, and burdens of litigation and to resolve voluntarily the claims in the United States' Complaint of Toyota's alleged violation of ECOA.

II. BACKGROUND

Toyota is the largest captive auto finance company in the United States, as of the second quarter of 2015. Toyota holds a 5.2% share of the overall auto loan market based on originations, making it the fifth largest auto lender overall.

On April 25, 2013, the DOJ and the Bureau initiated a joint investigation under ECOA of Toyota's pricing of automobile loans or retail installment contracts. In its Complaint, the United States alleges that between January 1, 2011 and the present, Toyota engaged in a pattern or practice of discrimination on the basis of race and national origin in violation of ECOA based on permitting the interest rate "dealer markup"—the difference between Toyota's buy rate and the contract rate—paid by African-American and Asian and/or Pacific Islander borrowers who received automobile loans funded by Toyota.

The United States sets forth in its Complaint the allegations and claims of a pattern or practice of discrimination in violation of ECOA. Toyota neither admits nor denies the allegations and claims of a pattern or practice of discrimination in violation of the ECOA as set forth in the United States' Complaint. Under the provisions of this Consent Order, Toyota agrees to implement policies and procedures designed to ensure that the dealer markup on automobile retail installment contracts is negotiated in a nondiscriminatory manner consistent with ECOA and the Compliance Plan. In addition, Toyota will compensate certain African-American and Asian and/or Pacific Islander borrowers.

III. TOYOTA'S STATEMENT

Toyota asserts that throughout the period of time at issue in this proceeding and to the present, it has treated all of its customers fairly and without regard to impermissible factors such as race or national origin. Toyota enters this settlement solely for the purpose of avoiding contested litigation with the Department of Justice, and instead to devote its resources to providing fair and industry-leading services to its customers.

The United States' allegations relate to amounts added to Toyota's risk-based buy rate, referred to in this Consent Order as "dealer markup," which compensates auto dealers for originating automobile loans. In most cases, Toyota does not originate automobile loans; instead, it purchases loans originated by dealers.1 Toyota does not determine the amount of the dealer markup, but it does limit the amount of markup that may be added per transaction.

Toyota affirmatively asserts that it has treated all of its customers without regard to race or national origin, and that its business practices have promoted and achieved fairness across all customer groups. Furthermore, Toyota has not been informed that the United States contends Toyota or any of its employees engaged in any intentional discrimination or disparate treatment of minorities.

IV. DEFINITIONS

The following definitions apply to this Consent Order:

a.          "Affected Consumers" include African-American and Asian and/or Pacific Islander consumers who entered into a non-subvented retail installment contract with Toyota during the period from January 1, 2011 through the date Toyota completes implementation of the chosen option pursuant to paragraph 2, below.

b.          "Board" means Toyota's duly-elected and acting Board of Directors.

c.          "Compliance Oversight Committee" means Toyota's Compliance Oversight Committee as it may be constituted, namely by the individuals holding the following titles: (1) Chief Executive Officer, (2) Chief Financial Officer, (3) Executive Vice President and Treasurer. The Compliance Committee shall consist of not less than three (3) members, and shall report directly to the Board. Within twenty (20) days of the Effective Date, the Board shall provide in writing to the DOJ and the Fair Lending Director (as defined in paragraph g below) the name of each member of the Compliance Committee. In the event of any change of membership, the Board shall submit the name of any new member in writing to the DOJ and the Fair Lending Director (as defined in paragraph g below).

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1 In the state of Ohio, Toyota is licensed as a direct lender and customers sign contracts directly with Toyota rather than with a dealer.

d.          "Dealer Discretion" means the entire range of dealer deviation from Toyota's risk-based buy rate, whether exercised by increasing or decreasing the buy rate, such as by altering the interest rate or buying down the rate. "Dealer Discretion" does not include Toyota's discretion to modify the buy rate. "Dealer Discretion" does not include a dealer's buying down of the buy rate with respect to all consumers to the extent such special offers are clearly advertised to all consumers.

e.          "Effective Date" means the date on which the Consent Order is approved and entered by the Court.

f.           "Executive Officers" means collectively the senior management of Toyota Motor Credit Corporation, including but not limited to its Principal Executive Officer(s), Principal Financial Officer(s), Chief Risk Officer(s), Treasurer(s), Group Vice President of Sales, Marketing and Product Development, and its Chief Compliance Officer(s).

g.          "Fair Lending Director" means the Assistant Director of the Office of Fair Lending and Equal Opportunity for the Bureau, or his/her delegate.

h.          "Non-objection" means written notification to Toyota that there is not an objection to a proposal by Toyota for a course of action. In the event the DOJ or the Fair Lending Director object to any proposed action by Toyota, the DOJ and the Fair Lending Director shall direct Toyota to make revisions, and Toyota shall make the revisions and resubmit the proposed action within thirty (30) days. Upon notification to Toyota of non-objection, Toyota must implement the course of action within thirty (30) days unless otherwise specified. Toyota cannot make any changes to the course of action without obtaining written notification to Toyota that there is not an objection to Toyota's proposed change.

i.           "Related Consumer Action" means a private action by or on behalf of one or more consumers or an enforcement action by another governmental agency brought against Toyota based on substantially the same facts as described in the Complaint.

j.           "Relevant Period" means the period from January 1, 2011 through February 2, 2016.

k.          "Toyota" means Toyota Motor Credit Corporation, and its successors and assigns.

V. INJUNCTIVE RELIEF

1.          Consistent with this Consent Order, Toyota and its officers, agents, servants, employees, and attorneys who have actual notice of this Consent Order, whether acting directly or indirectly, are enjoined from engaging in any act or practice that discriminates on the basis of race or national origin in any aspect of Dealer Discretion in the pricing of automobile loans in violation of ECOA, 15 U.S.C. § 1691(a)(1), and Regulation B, 12 C.F.R. Part 1002.

A. Dealer Compensation Policy

2.          Toyota shall implement a dealer compensation policy conforming with one (1) of the three (3) options detailed below. If a non-objection of the DOJ and the Fair Lending Director is required in a chosen option, Toyota shall submit the policy for non-objection within thirty (30) days of the Effective Date. Toyota shall implement the chosen option within the later of (a) one hundred and eighty (180) days of the Effective Date, or (b) thirty (30) days of obtaining any required non-objection. Toyota shall not implement any revised dealer compensation policy until obtaining all non-objections of the DOJ and the Fair Lending Director required by the chosen option.

Option One:

a.          Toyota will limit Dealer Discretion in setting the contract rate to one hundred and twenty-five (125) basis points for retail installment contracts with terms of sixty (60) months or less, and one hundred (100) basis points for retail installment contracts with terms greater than sixty (60) months. Toyota is not precluded from including in its compensation policies an additional nondiscretionary component of dealer compensation consistent with applicable laws and subject to the non-objection of the DOJ and the Fair Lending Director. Toyota may provide entirely nondiscretionary dealer compensation to some dealers (consistent with subparagraph h of Option Three, described below) while it provides discretionary compensation to other dealers consistent with Option One, so long as all loans purchased from a particular dealer are compensated using only one of the two compensation systems.2

b.          Toyota will maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws, including ECOA. With respect to monitoring Dealer Discretion for compliance with ECOA, Toyota must, at a minimum:

i.          Send annual notices to all dealers explaining ECOA, stating Toyota's expectation with respect to ECOA compliance, and articulating the dealer's obligation to price retail installment contracts in a non-discriminatory manner.

ii.         Monitor for compliance with Dealer Discretion limits.

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2 Consistent with the definition of "Dealer Discretion," Toyota is not precluded from maintaining policies to reduce its risk-based buy rate based on standard, non-discretionary factors. Any such modifications, or "standard modifiers," based on such policies must be documented and applied to all qualifying consumers. Similarly, Toyota is not precluded from maintaining policies to reduce its risk-based buy rate based on competitive offers (e.g., a valid, dealer documented, competitive offer from another financing source) when it is necessary to retain the customer's transaction. Any such modifications, or "competitive modifiers," based on such policies shall be documented by identifying, within Toyota's systems, the institution offering the competitive rate and the rate offered. Toyota's dealer compensation policies shall not vary when Toyota reduces a risk-based buy rate; dealers may retain the discretion to mark up the modified buy rate, subject to the caps set forth in subparagraph (a) of this Option, If 2(a).

c.          Toyota shall submit data on its indirect auto lending portfolio to the DOJ and the Fair Lending Director, at their request, no less often than semiannually for analysis and monitoring.

Option Two:

d.          Toyota will limit Dealer Discretion in setting the contract rate to one hundred and twenty-five (125) basis points for retail installment contracts with terms of sixty (60) months or less, and one hundred (100) basis points for retail installment contracts with terms greater than sixty (60) months. Toyota is not precluded from including in its compensation policies an additional nondiscretionary component of dealer compensation consistent with applicable laws and subject to the non-objection of the DOJ and the Fair Lending Director. Toyota may provide entirely nondiscretionary dealer compensation to some dealers (consistent with subparagraph h of Option Three, described below) while it provides discretionary compensation to other dealers consistent with Option Two, so long as all loans purchased from a particular dealer are compensated using only one of the two compensation systems.

i.          Toyota shall establish a pre-set rate of dealer participation (i.e., additional interest above the risk-based buy rate) that Toyota will require dealers to include in all credit offers that the dealer extends to customers ("Standard Dealer Participation Rate"), such that:

A.	The Standard Dealer Participation Rate cannot exceed one hundred and twenty-five (125) basis points for retail installment contracts with terms of sixty (60) months or less, and one hundred (100) basis points for retail installment contracts with terms greater than sixty (60) months.

B.	Toyota may allow dealers to include a single, set lower dealer participation rate than the Standard Dealer Participation Rate for particular loan types and/or channels or for all loans purchased from a particular dealership.

C.	Toyota may allow dealers to include a lower dealer participation rate than the Standard Dealer Participation Rate based on a lawful exception pursuant to the fair lending policies and procedures as set forth below, and subject to the dealer's agreement to abide by the policies and maintain required documentation.

ii.          To the extent Toyota allows exceptions to the Standard Dealer Participation Rate, to ensure consistency with the requirements of ECOA, Toyota shall establish policies and procedures for those exceptions subject to the non-objection of the DOJ and the Fair Lending Director. The DOJ and the Bureau recommend that the policies and procedures for such exceptions include the following elements:

A.	Granting Exceptions: Policies and procedures that specifically define the circumstances when Toyota allows downward departures from the Standard Dealer Participation Rate.

B.	Documenting Exceptions: Policies and procedures that require on a loan-by-loan basis, documentation appropriate for each specific exception that is, at a minimum, sufficient to effectively monitor compliance with the exceptions policies. Such documentation should be sufficient not only to explain the basis for granting any exception to the Standard Dealer Participation Rate, but also to provide details and/or documentation of the particular circumstances of the exception.

C.	Record Retention: Policies and procedures for documentation retention requirements that, at a minimum, comply with the requirements of Regulation B.

e.          Toyota will develop and maintain a compliance management system to monitor dealer compliance with setting contracts at the Standard Dealer Participation Rate and any exceptions thereto to ensure they comply with the conditions for exceptions to the Standard Dealer Participation Rate. This will include:

i. Training dealers on Toyota's exceptions policies and procedures;

ii. Regular monitoring of dealers' exceptions to the Standard Dealer Participation Rate, including documentation of those exceptions;

iii. Periodic audits for compliance with all policies and procedures relevant to granting exceptions to the Standard Dealer Participation Rate and to test for and identify fair lending risk; and

iv. Appropriate corrective action for a dealer's noncompliance with Toyota's exceptions policies and procedures, culminating in the restriction or elimination of dealers' ability to exercise discretion in setting a consumer's contract rate or exclusion of dealers from future transactions with Toyota.

f.          Toyota will maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws, including ECOA. With respect to monitoring Dealer Discretion for compliance with ECOA, Toyota, in addition to the monitoring set forth in paragraph (e)(iv) above, must, at a minimum:

i.          Send annual notices to all dealers explaining ECOA, stating Toyota's expectation with respect to ECOA compliance, and articulating the dealer's obligation to price retail installment contracts in a non-discriminatory manner.

ii.          Monitor for compliance with Dealer Discretion limits.

g.          Toyota shall submit data on its indirect auto lending portfolio to the DOJ and the Fair Lending Director, at their request, no less often than semiannually for analysis and monitoring.

Option Three:

h.          Toyota will maintain policies that do not allow dealers any discretion to set the contract rate subject to the non-objection of the DOJ and the Fair Lending Director.

i.          Toyota will maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws, including ECOA. This will include Toyota sending annual notices to all dealers explaining ECOA, stating Toyota's expectation with respect to ECOA compliance, and articulating the dealer's obligation to price retail installment contracts in a non-discriminatory manner.

j.          Toyota will not have to review or remunerate for prohibited basis disparities in dealer markup resulting from Dealer Discretion in setting the contract rate, because there is no such discretion. Toyota will not have to maintain a compliance management system to monitor dealer exceptions because dealers do not have such discretion.

VI. ROLE OF THE BOARD OF DIRECTORS

3.          Except for the data required by subparagraph c of Option One and subparagraph g of Option Two, the Board or the Compliance Oversight Committee must review all submissions (including plans, reports, programs, policies, and procedures) required by this Consent Order prior to submission to the DOJ and the Fair Lending Director.

4.          Although this Consent Order requires Toyota to submit certain documents for review or non-objection by the DOJ and the Fair Lending Director, the Board will have the ultimate responsibility for proper and sound oversight of Toyota and for ensuring that Toyota complies with Federal consumer financial law and this Consent Order.

5.          In each instance in this Consent Order that requires the Board or the Compliance Oversight Committee to ensure adherence to, or perform certain obligations of Toyota, the Board or the Compliance Oversight Committee must:

a.          Authorize and adopt whatever actions are necessary for Toyota to fully comply with this Consent Order;

b.          Require timely reporting by management to the Board or the Compliance Oversight Committee on the status of compliance obligations; and

c.          Require timely and appropriate corrective action to remedy any failure to comply with the Board or the Compliance Oversight Committee directives related to this Section.

6.          Until the termination of this Consent Order, Toyota's Compliance Oversight Committee of its Board shall be responsible for monitoring and coordinating Toyota's adherence to the provisions of this Consent Order. In accordance with the Compliance Oversight Committee's Charter, the Committee shall meet at least four times a year, and shall maintain minutes of its meetings.

VII. MONETARY PROVISIONS

A. Settlement Fund

7.          Within thirty (30) days of the Effective Date, Toyota shall deposit into an interest-bearing escrow account nineteen million nine hundred thousand dollars ($19,900,000), for the purpose of providing redress to Affected Consumers who were overcharged during the Relevant Period as required by this Section. Toyota shall provide written verification of the deposit to the DOJ and the Bureau within five (5) business days of depositing the funds described in this paragraph. This, plus any amount added pursuant to paragraph 8 below, will constitute the Settlement Fund. Any interest that accrues will become part of the Settlement Fund and will be utilized and disposed of as set forth herein. Any taxes, costs, or other fees incurred by the Settlement Fund shall be paid by Toyota.

8.          Based upon a determination made by the DOJ and the Fair Lending Director as to additional redress to Affected Consumers during the period from the Effective Date to the date Toyota completes implementation of the option chosen pursuant to paragraph 2, Toyota shall deposit an additional amount of up to two million dollars ($2,000,000) into the Settlement Fund, in an amount set by the DOJ and the Fair Lending Director, such that the total amount of redress for Affected Consumers is up to twenty-one million nine hundred thousand dollars ($21,900,000). The determination of the DOJ and the Fair Lending Director shall be based on a portfolio-wide analysis of retail installment contract pricing data for disparities on a prohibited basis resulting from Toyota's dealer compensation policy from the period from the Effective Date to the date Toyota completes implementation of the chosen option pursuant to paragraph 2, and reflect the same methods and controls the DOJ and the Bureau applied in their analyses described in paragraphs 21-22 of the Complaint.

9.          Within thirty (30) days of the Effective Date, Toyota shall identify a proposed Settlement Administrator ("Administrator"), who shall be subject to the non-objection of the DOJ and the Fair Lending Director. Within forty-five (45) days of an Administrator's selection, Toyota shall, subject to the non-objection of the DOJ and the Fair Lending Director to its terms, execute a contract with the Administrator to conduct the activities set forth in paragraphs 11 through 19. Toyota shall bear all costs and expenses of the Administrator. The Administrator's contract shall require the Administrator to comply with the provisions of this Consent Order as applicable to the Administrator and shall require it to work cooperatively with Toyota, the DOJ, and the Bureau in the conduct of its activities, including reporting regularly and providing all reasonably requested information to the DOJ and the Fair Lending Director. The contract with the Administrator shall require the Administrator to comply with all confidentiality and privacy restrictions applicable to the party who supplied information and data to the Administrator.

10.          In the event that the DOJ or the Fair Lending Director have reason to believe that the Administrator is not materially complying with the terms of the contract with the Administrator, they shall provide written notice to Toyota detailing the noncompliance. Within fourteen (14) days, Toyota shall present for review and determination of non-objection a course of action to effectuate the Administrator's material compliance with the terms of the contract with the Administrator.

11.          The contract with the Administrator shall require the Administrator, as part of its operations, to establish cost-free means for Affected Consumers to contact it, including an email address, a website, a toll-free telephone number, and means for persons with disabilities to communicate effectively. The contract with the Administrator shall require the Administrator to make all reasonable efforts to provide effective translation services to Affected Consumers, including but not limited to providing live English and foreign-language-speaking operators to speak to Affected Consumers who call the toll-free telephone number and request a live operator, and providing foreign language interpretations and translations for communications with Affected Consumers.

12.          The DOJ and the Fair Lending Director shall request from Toyota information and data the DOJ and the Fair Lending Director reasonably believe will assist in identifying Affected Consumers and determining any monetary and other damages, including but not limited to a database of all retail installment contracts booked by Toyota during the period from January 1, 2011 to the date Toyota completes implementation of the chosen option pursuant to paragraph 2, and all data variables the DOJ and the Bureau obtained during their investigation. Within thirty (30) days of the date Toyota completes implementation of the chosen option pursuant to paragraph 2, Toyota shall supply the requested information and data.

13.          The DOJ and the Fair Lending Director shall jointly provide to the Administrator and Toyota a list of retail installment contracts with consumers that the DOJ and the Fair Lending Director have determined are eligible to receive monetary relief pursuant to this Consent Order after receipt of all the information and data they requested pursuant to paragraph 12. The total amount of the Settlement Fund shall not be altered based on the number of listed retail installment contracts.

14.          Within thirty (30) days after the date the DOJ and the Fair Lending Director provide the list of retail installment contracts referenced in paragraph 13, Toyota will provide to the DOJ, the Fair Lending Director, and the Administrator the name, most recent mailing address in its servicing records, Social Security number, and other information as requested for the primary borrower and each co-borrower (if any) on each listed retail installment contract ("Identified Borrowers"). Such information and data shall be used by the DOJ, the Bureau, and the Administrator only for the law enforcement purposes of implementing the Consent Order. The total amount of the Settlement Fund shall not be altered based on the number of Identified Borrowers.

15.          After receipt of all the information required to be provided by paragraph 14, the DOJ and the Fair Lending Director shall provide Toyota and the Administrator with the initial estimate of the amount each Identified Borrower will receive from the Settlement Fund. No individual, agency, or entity may request that any court, the DOJ, the Bureau, Toyota, or the Administrator review the selection of Identified Borrowers or the amount to be received. The total amount of the Settlement Fund shall not be altered based on the amounts that Identified Borrowers receive.

16.           The contract with the Administrator shall require the Administrator to adopt effective methods, as requested by the DOJ and the Fair Lending Director, to confirm the identities and eligibility of Identified Borrowers and provide to the DOJ and the Fair Lending Director a list of Identified Borrowers whose identities and eligibility have been confirmed ("Confirmed Borrowers") within two hundred and seventy (270) days from the date the DOJ and the Fair Lending Director provide the information described in paragraph 15.

17.          Within sixty (60) days after the date the Administrator provides to the DOJ and the Fair Lending Director the list of Confirmed Borrowers, the DOJ and the Fair Lending Director shall provide to the Administrator a list containing the final payment amount for each Confirmed Borrower. The total amount of the Settlement Fund shall not be altered based on the number of Confirmed Borrowers or the amounts they receive. No individual, agency, or entity may request that any court, the DOJ, the Bureau, Toyota, or the Administrator review the final payment amounts.

18.          The contract with the Administrator shall require the Administrator to deliver payment to each Confirmed Borrower in the amount determined by the DOJ and the Fair Lending Director as described in paragraph 17 within forty-five (45) days. The contract with the Administrator shall also require the Administrator to further conduct a reasonable search for a current address and redeliver any payment that is returned to the Administrator as undeliverable, or not deposited within six (6) months.

19.          The contract with the Administrator shall require the Administrator to maintain the cost-free means for consumers to contact it described in paragraph 11 and finalize distribution of the final payments described in paragraphs 17 and 18 within twelve (12) months from the date the DOJ and the Fair Lending Director provide the list of final payment amounts to the Administrator in accordance with paragraph 17. Confirmed Borrowers shall have until that date to request reissuance of payments that have not been deposited.

20.          The details regarding administration of the Settlement Fund set forth in paragraphs 9 through 19 can be modified by agreement of the DOJ, the Fair Lending Director, and Toyota. Payments from the Settlement Fund to Confirmed Borrowers collectively shall not exceed the amount of the Settlement Fund, including accrued interest.

21.          Toyota will not be entitled to a set-off, or any other reduction, of the amount of final payments to Confirmed Borrowers because of any debts owed by the Confirmed Borrowers. Toyota also will not refuse to make a payment based on a release of legal claims or account modification previously signed by any Confirmed Borrowers.

22.          All money in the Settlement Fund not distributed to Confirmed Borrowers shall be distributed by the Administrator to one or more organizations that provide services, including credit counseling, financial literacy, and other related programs, targeted to African-American or Asian and/or Pacific Islander borrowers ("Qualified Organization"). Before selecting the Qualified Organization(s), Toyota will (1) obtain proposals from the Organization(s) on how the funds will be used consistent with the above-stated purpose, and (2) submit selected proposals from the Organization(s), and the proposed amount of funds each Organization would receive, to the DOJ and the Bureau within thirty (30) days of the date that the Administrator completes the delivery of the payments under paragraph 18. The DOJ shall consult with the Bureau in providing its non-objection to Toyota's proposal and shall respond to Toyota's proposal within thirty (30) days of the submission. Toyota and the DOJ, in consultation with the Bureau, may request modification of an Organization's proposal before approving the Organization(s). Qualified Organization(s) must not be affiliated with Toyota, Toyota's parent, or any affiliated entity of Toyota's parent.

23.          The parties shall obtain the Court's approval of the selection of the Qualified Organization(s) and the amount to be distributed to each Qualified Organization prior to distribution as provided by paragraph 22. Within fifteen (15) days after the DOJ's non-objection to the Qualified Organization(s), the parties shall move the Court to authorize the distribution of the funds. The parties shall provide the Court with information regarding how the Qualified Organization(s) meet the requirements set forth in paragraph 22.

24.          Within one (1) year after the funds are distributed and every year thereafter until the funds are exhausted, Toyota shall require each Qualified Organization to submit to Toyota a report detailing that funds are utilized for the purposes identified in paragraph 22. Toyota shall submit those reports to the DOJ and the Bureau within thirty (30) days of receiving them. For any Qualified Organization that does not provide such a report, Toyota shall require that the funds be returned to the Administrator for redistribution to the other Organization(s) approved to receive funds.

B. Additional Monetary Provisions

25.          In the event of any default on Toyota's obligations to make payment under this Consent Order, interest, computed under 28 U.S.C. § 1961, as amended, will accrue on any outstanding amounts not paid from the date of default to the date of payment, and will immediately become due and payable.

26.          Toyota must relinquish all dominion, control, and title to the funds paid to the fullest extent permitted by law and no part of the funds may be returned to Toyota.

27.          Under 31 U.S.C. § 7701, Toyota, unless it already has done so, must furnish to the DOJ and the Fair Lending Director its taxpayer identifying numbers, which may be used for purposes of collecting and reporting on any delinquent amount arising out of this Consent Order.

28.          Within thirty (30) days of the entry of a final judgment, consent order, or settlement in a Related Consumer Action, Toyota must notify the DOJ and the Fair Lending Director of the final judgment, consent order, or settlement in writing. That notification must indicate the amount of redress, if any, that Toyota paid or is required to pay to consumers and describe the consumers or classes of consumers to whom that redress has been or will be paid.

VIII. ADMINISTRATIVE PROVISIONS

A. Reporting Requirements

29.          Toyota must notify the DOJ and the Bureau of any development that may affect compliance obligations arising under this Consent Order, including but not limited to, a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor company; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this Consent Order; the filing of any bankruptcy or insolvency proceeding by or against Toyota; or a change in Toyota's name or address. Toyota must provide this notice, if practicable, at least thirty (30) days before the development, but in any case no later than fourteen (14) days after the development.

30.          Within ten (10) business days of the Effective Date, Toyota must:

a.          Designate at least one telephone number and email, physical, and postal address as points of contact, which the DOJ and the Bureau may use to communicate with Toyota regarding this Consent Order;

b.          Identify all businesses for which Toyota is the majority owner, or that Toyota directly or indirectly controls, by all of their names, telephone numbers, and physical, postal, email, and Internet addresses;

c.          Describe the activities of each such business, including the products and services offered, and the means of advertising, marketing, and sales.

d.          Toyota must report any change in the information required to be submitted under this Section (paragraphs 29 to 31) as soon as practicable, but in any case at least thirty (30) days before the change.

31.          Within one hundred and eighty (180) days of the Effective Date, and every one hundred and eighty (180) days thereafter until the termination of this Consent Order, Toyota must submit to the DOJ and the Fair Lending Director an accurate written Compliance Progress Report, which has been approved by the Board or the Compliance Oversight Committee. Each Report shall provide a complete account of Toyota's actions to comply with each requirement of the Consent Order during the previous six (6) months, an objective assessment of the extent to which each quantifiable obligation was met, an explanation of why any particular component fell short of meeting its goal for the previous six (6) months, and any recommendation for additional actions to achieve the goals of the Consent Order.

B. Order Distribution and Acknowledgment

32.          Within thirty (30) days of the Effective Date, Toyota must deliver a copy of this Consent Order to each of its Board members and Executive Officers.

33.          Until the termination of this Consent Order, Toyota must deliver a copy of this Consent Order to any business entity resulting from any change in structure referred to in Section A and any future Board Members and Executive Officers before they assume their responsibilities.

34.          Toyota must secure a signed and dated statement acknowledging receipt of a copy of this Consent Order, ensuring that any electronic signatures comply with the requirements of the E-Sign Act, 15 U.S.C. § 7001 et seq., within thirty (30) days of delivery, from all persons receiving a copy of this Consent Order pursuant to this Section.

C. Recordkeeping

35.          Toyota must create, or if already created, must retain until the termination of this Consent Order the following business records:

a.          All documents and records necessary to demonstrate full compliance with each provision of this Consent Order, including but not limited to, reports submitted to the DOJ and the Fair Lending Director and all documents and records pertaining to redress, as set forth in Section VI above;

b.          All documents and records pertaining to the Monetary Provisions and administration, described in Section VII above; and

c.          All written consumer complaints related to Toyota's retail installment contracts alleging discrimination by Toyota (whether received directly or indirectly, such as through a third party), and any responses to those written complaints or requests.

36.          All business records created or retained pursuant to this Section shall be retained at least until the termination of this Consent Order, and shall be made available upon the DOJ's or the Fair Lending Director's request to DOJ representatives or Bureau representatives, respectively, within sixty (60) days of a request.

D. Modifications to Non-Material Requirements

37.          Toyota may seek a modification to non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) by submitting a written request to the DOJ and the Fair Lending Director.

38.          The DOJ may, in its discretion, modify any non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) if the DOJ determines good cause justifies the modification. Any such modification by the DOJ must be in writing.

E. Notices

39.          Unless otherwise directed in writing by a DOJ or a Bureau representative, all submissions, requests, communications, consents, or other documents relating to this Consent Order shall be in writing and sent by overnight courier (not the U.S. Postal Service) as follows:

To the DOJ:

Chief

Housing and Civil Enforcement Section

Civil Rights Division

U.S. Department of Justice

1800 G Street NW, Suite 7002

Washington, DC 20006

Attn: DJ 188-12C-46, United States v. Toyota Motor Credit Corporation

By contemporaneous email to marta.campos@usdoj.gov

To the Fair Lending Director:

Fair Lending Director

Consumer Financial Protection Bureau

ATTENTION: Jane M.E. Peterson

1625 Eye Street, N.W.

Washington, DC 20006

The subject line shall begin: In re Toyota Motor Credit Corporation, File No.

2016-CFPB [Docket #] dated February 2, 2016; or

By first-class mail to the below address and contemporaneously by email to

Jane.Peterson@cfpb.gov:

Fair Lending Director

Consumer Financial Protection Bureau

ATTENTION: Jane M.E. Peterson

1700 G Street, N.W.

Washington, DC 20552

The subject line shall begin: In re Toyota Motor Credit Corporation, File No.

2016-CFPB [Docket #] dated February 2, 2016.

To Toyota:

Matthew L. Biben

Partner

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Tel.: (212) 909-6606

Fax: (212) 909-6836

mbiben@debevoise.com

F. Other Provisions

40.          Except as provided in paragraphs 41 and 43, the provisions of this Consent Order do not bar, estop, or otherwise prevent the DOJ, or any other governmental agency, from taking any other action against Toyota.

41.          The DOJ releases and discharges Toyota from all potential liability for all ECOA claims of the United States Attorney General for discriminating on the basis of race or national origin that have been or might have been asserted by the United States Attorney General based on the practices described in the Complaint, to the extent such practices occurred prior to the Effective Date, and are known to the DOJ as of the Effective Date. Notwithstanding the foregoing, the practices alleged in the Complaint may be utilized by the DOJ in future enforcement actions against Toyota and its affiliates, including without limitation, to establish a pattern or practice of violations or the continuation of a pattern or practice of violations. This release shall not preclude or affect any right of the DOJ to determine and ensure compliance with the terms and provisions of this Consent Order, or to seek penalties for any violations thereof.

42.          Toyota may request to modify the compliance management program required by this Consent Order (as described in the Options set forth in Section V) when the modification is based upon a change in circumstances that has arisen during the pendency of this Consent Order, including but not limited to any amendment to the statutory or regulatory regime applicable to dealer markup and compensation policies, or the adoption of a materially different dealer compensation policy by lenders comprising a majority of the auto loan market as defined by retail installment contract volume. Any such request to modify the compliance plan is subject to the DOJ's and the Fair Lending Director's review and determination that the modified compliance management program eliminates or substantially reduces Dealer Discretion, and determination of non-objection.

43.          This Consent Order will terminate three (3) years from the Effective Date, unless Toyota conducts a portfolio-wide analysis, as described in this paragraph, that yields dealer markup disparities based on race or national origin below the agreed upon target for both African-American and Asian and/or Pacific Islander borrowers, in which case the Consent Order shall terminate two (2) years after the Effective Date. The analysis referenced in the previous sentence shall be a portfolio-wide analysis of retail installment contract pricing data for disparities on a prohibited basis resulting from Toyota's dealer compensation policy; it will analyze data for the six (6)-month period beginning two hundred and fifty (250) days after Toyota implements the chosen option pursuant to paragraph 2 and reflect the same methods and controls the DOJ and the Bureau applied in their analyses described in paragraphs 21-22 of the Complaint, unless the DOJ and the Bureau approve the use of additional controls or methodological changes proposed by Toyota. The Consent Order will remain effective and enforceable until such time, except to the extent that any provisions of this Consent Order have been amended, suspended, waived, or terminated in writing by the DOJ. The DOJ will not pursue any potential violations of ECOA against, or seek consumer remuneration from, Toyota for conduct undertaken with respect to Dealer Discretion that is both pursuant to and consistent with this Consent Order during the term of the Consent Order.

44.          Calculation of time limitations will run from the Effective Date and be based on calendar days, unless otherwise noted.

45.          Should Toyota seek to transfer or assign all or part of its operations that are subject to this Consent Order, Toyota must, as a condition of sale, obtain the written agreement of the transferee or assignee to comply with all applicable provisions of this Consent Order.

46.          This Consent Order is enforceable only by the parties. No person or entity is intended to be a third party beneficiary of the provisions of this Consent Order for purposes of any civil, criminal, or administrative action, and accordingly, no person or entity may assert a claim or right as a beneficiary or protected class under this Consent Order.

47.          Each party to this Consent Order shall bear its own costs and attorney's fees associated with this litigation.

48.          The DOJ and Toyota agree that, as of the Effective Date, litigation is not "reasonably foreseeable" concerning the matters described above. To the extent that the DOJ or Toyota previously implemented a litigation hold to preserve documents, electronically stored information, or things related to the matters described above, it is no longer required to maintain such litigation hold. Nothing in this paragraph relieves the DOJ or Toyota of any other obligations imposed by this Consent Order.

49.          To the extent that a specific action by Toyota is required both by this Consent Order and any Consent Order issued by the Bureau in the administrative proceeding styled In the Matter of Toyota Motor Credit Corporation, filed on or about February 2, 2016, action by Toyota that satisfies a requirement under any such consent order will satisfy that same requirement under this Consent Order.

50.          The Court shall retain jurisdiction for the duration of this Consent Order to enforce its terms, after which time the case shall be dismissed with prejudice.

SO ORDERED, this __ day of ___________, ____.

UNITED STATES DISTRICT JUDGE

The undersigned hereby apply for and consent to the entry of the Order:

For the United States of America:

LORETTA E. LYNCH Attorney General

/s/ EILEEN M. DECKER	/s/ VANITA GUPTA
EILEEN M. DECKER United States Attorney Central District of California DOROTHY A. SCHOUTEN Assistant United States Attorney Chief, Civil Division	VANITA GUPTA Principal Deputy Assistant Attorney General Civil Rights -Division

/s/ ROBYN-MARIE MONTELEONE	/s/ SAMEENA SHINA MAJEED

ROBYN-MARIE MONTELEONE

Assistant United States Attorney

Assistant Division Chief

Civil Rights Unit Chief

Civil Division

Central District of California

312 North Spring Street

Suite 1200

Los Angeles, California

Tel: (213) 894-2400

Fax: (213) 894-0141

Robby.monteleone@usdoj.gov

SAMEENA SHINA MAJEED Acting Chief Civil Rights Division Housing and Civil Enforcement Section
/s/ DANIEL P. MOSTELLER
DANIEL P. MOSTELLER Acting Special Litigation Counsel for Fair Lending

/s/ MARTA CAMPOS

MARTA CAMPOS Trial Attorney

United States Department of Justice Civil Rights Division Housing and Civil Enforcement Section 950 Pennsylvania Avenue, N.W. — NWB Washington, DC 20530 Tel.: (202) 514-4713 Fax: (202) 514-1116 marta.campos@usdoj.gov

For Defendant Toyota Motor Credit Corporation:

/s/ ELIZABETH H. LINDH

ELIZABETH H. LINDH (Bar No. 162660)

Shareholder

Keesal, Young & Logan

400 Oceangate

Long Beach, CA 90802

Tel: (562) 436-2000

Fax: (562) 436-7416

MATTHEW L. BIBEN (pro hac vice application to be filed)

Partner

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Tel: (212) 909-6606

Fax: (212) 909-6836